Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Insured Tax-Free
Advantage Municipal Fund
333-100320, 811-21213

An annual meeting of the
shareholders of the
Nuveen Insured Tax-Free Advantage
Municipal Fund (the Fund) was held
July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2.  until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
 was reached as follows:

Robert P. Bremner
For 17,818,563
Withhold 336,155

Lawrence H. Brown
For  17,818,038
Withhold 336,680

Jack B. Evans
For  17,820,379
Withhold  334,339

William C. Hunter
For 17,819,629
Withhold  335,089

David J. Kundert
For 17,822,165
Withhold  332,553

William J. Schneider, elected by Preferred
shareholders only
For 5,636
Withhold  12

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 5,636
Withhold  12

Judith M. Stockdale
For 17,822,526
Withhold  332,192

Eugene S. Sunshine
For  17,819,314
Withhold  335,404

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
17,841,489 and
the number of negative votes:
 89,312

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007667.